UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES AND EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): August 15, 2006
DYNAVAX TECHNOLOGIES
CORPORATION
(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	000-50577 (Commission File Number)	33-0728374 (I.R.S. Employer Identification No.)
2929 Seventh Street, Suite 100
Berkeley, California 94710
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (510) 848-5100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement.
     The Board of Directors of Dynavax Technologies Corporation approved an offer letter to Peggy V. Phillips on August 15, 2006 to join the Board of Directors effective as of that date. The terms of the offer letter are more fully described below in Item 5.02 of this Current Report on Form 8-K, which description is incorporated into this Item 1.01 by reference.
     A copy of the press release regarding the appointment of Ms. Phillips to the Board of Directors and the Audit Committee of the Board of Directors is attached hereto as Exhibit 99.1.
Item 5.02.     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     Effective on August 15, 2006, Mr. Daniel S. Janney tendered his resignation as a member of the Board of Directors, the Compensation Committee and the Audit Committee of the Board of Directors of Dynavax.
     Effective on August 15, 2006, Ms. Peggy V. Phillips was appointed a member of Dynavax’s Board of Directors and the Audit Committee of the Board of Directors as a Class III director to serve until the 2009 annual meeting of stockholders. Pursuant to the terms of the offer letter between Dynavax and Ms. Phillips, effective as of August 15, 2006:
1.     In accordance with the provisions of the Dynavax Technologies Corporation 2004 Non-Employee Directors’ Stock Option Plan, Ms. Phillips was granted an initial non-qualified stock option to purchase 20,000 shares of Dynavax’s common stock, with an exercise price equal to the fair market value on the date of grant, vesting over four years in four equal annual installments;
2.     Ms. Phillips will automatically receive a non-qualified option to purchase an additional 10,000 shares of common stock, pursuant to the Dynavax Technologies Corporation 2004 Non-Employee Directors’ Stock Option Plan, at each annual meeting of Dynavax’s stockholders (with respect to the first such grant, the option will be pro rated such that the fraction of such 10,000 shares shall equal the fraction of the year that she serves until the 2007 annual meeting), with an exercise price equal to the fair market value on the date of grant, vesting in one annual installment; and
3.     Ms. Phillips will receive an annual retainer of $20,000, payable in equal quarterly installments, $2,000 for each Board meeting attended in person and $500 for each Board meeting attended by telephone.
     All equity grants made under the Dynavax Technologies Corporation 2004 Non-Employee Directors’ Stock Option Plan are automatic, non-qualified grants made to outside directors of Dynavax. In addition, Ms. Phillips will be entitled to receive $1,500 for each Audit Committee meeting attended in person and $500 for each Audit Committee meeting attended by telephone.
     Ms. Phillips currently serves on the boards of directors of Portola Pharmaceuticals and the United States Naval Academy Foundation. From 1996 until 2002, she served on the board of directors of Immunex Corporation and from 1999 she served as the Chief Operating Officer until the company was acquired by Amgen in 2002. During her long and distinguished career at Immunex, she held positions of increasing responsibility in research, development, manufacturing, sales and marketing. As senior vice president for pharmaceutical development and general manager for Enbrel, she was responsible for clinical development and regulatory affairs as well as the launch, sales and marketing of the product. Prior to joining Immunex, Ms. Phillips worked at Miles Laboratories. Ms. Phillips holds a BS and a MS in microbiology from the University of Idaho.

Item 9.01.     Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release, dated August 16, 2006, entitled “Dynavax Appoints Peggy V. Phillips to Board of Directors.”

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dynavax Technologies Corporation
Dated: August 17, 2006	By:	/s/ Deborah A. Smeltzer
Deborah A. Smeltzer, Vice President
Operations and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit
Number	Description

99.1	Press Release, dated August 16, 2006, entitled “Dynavax Appoints Peggy V. Phillips to Board of Directors.”